Exhibit 10.57
AGREEMENT AND FIRST AMENDMENT TO MASTER LEASE
     This Agreement and First Amendment to Master Lease (the “Agreement”)is made as of the 8th day of September, 2005, by and between Tandem Health Care, Inc., a Pennsylvania corporation (the “Company”), Health Care REIT, Inc., a Delaware corporation (“HCRI”) and HCRI Pennsylvania Properties, Inc., a Pennsylvania corporation (“HCRI Pennsylvania”)
     WHEREAS, the Company and HCRI are parties to a Warrant Agreement dated as of February 27, 1998 (the “Warrant Agreement”), as amended by an agreement by and among the Company, HCRI, Behrman Capital II L.P., Strategic Entrepreneur Fund II, L.P., Lawrence R. Deering and Joseph D. Conte, dated as of March 25, 1998 (the “Amendment”); and
WHEREAS, the Company and HCRI disagree as to certain matters under the Warrant Agreement; and
     WHEREAS, the Company and HCRI desire to terminate the Warrant Agreement, the Amendment and all certificates evidencing the warrants for the purchase of Common Stock Units (defined as such number of shares of Common Stock of the Company, including fractional shares, equal to 0.01% of the shares of Common Stock of the Company outstanding at the time of exercise of a warrant, calculated after an assumed exercise of all of the warrants, options, convertible securities and other rights that are then outstanding to purchase Common Stock) of the Company (the “Warrant Certificates”) in the manner and pursuant to the terms and conditions set forth herein; and
     WHEREAS, the Company, HCRI and HCRI Pennsylvania are parties to a Master Lease Agreement dated as of January 1, 2002 (the “Master Lease Agreement”) and desire to amend the Master Lease Agreement as set forth herein;
     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, and with the intent to be legally bound, the parties hereto agree as follows:
     1. Warrant Agreement, Amendment and all Warrant Certificates. The Company and HCRI hereby terminate the Warrant Agreement, the Amendment, all outstanding Warrant Certificates and any and all other rights associated or attendant therewith, and acknowledge and agree that the Warrant Agreement, the Amendment and all outstanding Warrant Certificates shall be of no further force and effect, in exchange for the following consideration, which HCRI deems adequate:
(a) the sum of Five Hundred Thousand Dollars ($500,000.00) in immediately available United States funds to be paid by the Company to an account designated by HCRI on the date hereof,
(b) a warrant dated as of the date hereof and attached hereto as Exhibit A, exercisable for 100,000 shares of the Company’s common stock, at an exercise price of $0.00008 per share and with certain other rights associated therewith as more fully described therein (the “Warrant”), and
(c) a registration rights agreement dated as of the date hereof and attached hereto as Exhibit B, between the Company and HCRI, providing HCRI with among other things, certain S-3 and piggyback registration rights on the shares of common stock issuable upon exercise of the Warrant (the “Registration Rights Agreement”).
     2. Amendment of Master Lease Agreement. The Company, HCRI and HCRI Pennsylvania acknowledge and agree that, if the Company consummates a Qualified Public Offering (as such term is defined in the Warrant) the Master Lease Agreement shall thereupon be amended as follows without any further action of such parties:
(a) Section 14.6 of the Master Lease Agreement shall be amended so that Section 14.6 shall read in its entirety as follows:
“14.6 No Changes in Operation. No material change shall occur in the licensed operation of the Facility. Each Subtenant shall remain the licensed operator of the Facility as specified on Exhibit C.”
(b) Section 14.10 of the Master Lease Agreement shall be amended so that Section 14.10 shall read in its entirety as follows:
“14.10 No Changes in Operation. Subtenant shall not change any of the following: [i] the location of the principal place of business or chief executive office of Subtenant, or any office where Subtenant’s books and records are maintained; or [ii] the name under which Subtenant conducts any of its business or operations. Tenant shall provide Landlord with notice of a change of any of the following: [i] the location of the principal place of business or chief executive office of Tenant, or any office where Tenant’s books and records are maintained; or [ii] the name under which Tenant conducts any of its business or operations.”
(c) Section 15.6 of the Master Lease Agreement shall be amended so that Section 15.6 shall read as follows:
“15.6 Existence and Change in Ownership. Tenant and Subtenant shall each maintain its existence throughout the term of this Lease. Any change in the ownership of Subtenant shall require Landlord’s prior written consent, which shall not be unreasonably withheld.”
     3. Amendment of Certain Covenants. For the fiscal quarter ending September 30, 2005 through the fiscal quarter ending September 30, 2006, notwithstanding anything to the contrary contained in the Master Lease Agreement, Tenant shall maintain a Portfolio Coverage Ratio of not less than 1.00 to 1.00. Except as provided in this Section 3, Section 15.7.2 of the Master Lease Agreement shall remain in full force and effect.

     4. Mutual Intent. It is the intent of this Agreement to fully satisfy any and all obligations that the Company has, had, or will have to HCRI under that certain Warrant Agreement, Amendment or any Warrant Certificate, including any registration rights, preemptive rights, put rights, future rights, or any other rights, present or inchoate, which HCRI may have now, or may assert in the future, related to that certain Warrant Agreement and Amendment, and except as provided in the Warrant and Registration Rights Agreement.
          Each party, on behalf of itself, its affiliates and any person claiming through it, hereby releases and forever discharges the other party and its affiliates, and their respective directors, officers, employees, members, shareholders and partners, from any and all claims, suits, judgments, demands, actions, obligations and liabilities, whether known or unknown, asserted or unasserted, accrued or contingent, in each case arising out of or related to the Warrant Agreement, the Amendment and any Warrant Certificate, and hereby covenants and agrees that it and its affiliates will bring no action at law or in equity seeking to enforce the Warrant Agreement, the Amendment or any Warrant Certificate or seeking damages or relief in respect of the Warrant Agreement, the Amendment or any Warrant Certificate.
          The parties further acknowledge that any rights HCRI has, had, or will have (other than the non-payment of the consideration set forth in Section 1(a), and those rights set forth in the Warrant and Registration Rights Agreement) are forever extinguished by virtue of this Agreement, without recourse by either party to challenge the result of this Agreement.
     5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws provisions.
     6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     7. Legal Fees. The Company agrees to pay the reasonable legal fees and expenses of HCRI, upon the presentation of a detailed invoice, in an amount not to exceed $16,000.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ATTEST:	TANDEM HEALTH CARE, INC.

	By:	/s/ Lawrence R. Deering

Lawrence R. Deering Chairman and Chief Executive Officer

ATTEST:	HEALTH CARE REIT, INC.

	By:	/s/ Erin C. Ibele

Erin C. Ibele
Vice President-Administration and
Corporate Secretary

ATTEST:	HCRI PENNSYLVANIA PROPERTIES, INC.

	By:	/s/ Erin C. Ibele

Erin C. Ibele
Vice President-Administration and
Corporate Secretary